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                                                                      EXHIBIT 21

                       SUBSIDIARIES OF CINEMARK USA, INC.

USA
Cinemark USA, Inc.
Cinemark, L.L.C.
Sunnymead Cinema Corp.
Cinemark Properties, Inc.
Cinemark Paradiso, Inc. (f/k/a Cinemark Transportation, Inc.)
Cinemark Investments Corporation
Multiplex Properties, Inc.
Multiplex Services, Inc.
Trans Texas Cinema, Inc.
Missouri City Central 6, Inc.
Brainerd Ltd.
Cinemark International, L.L.C.
Cinemark Mexico (USA), Inc.
Cinemark Leasing Company (fka Tinseltown Equities, Inc.)
Cinemark Partners I, Inc.
Cinemark Partners II, Ltd.
Laredo Theatre, Ltd.
Cinema Properties, Inc.
TPH Leasing, Inc.
TPH I, Inc.
TPH II, Inc.
TPH III, Inc.
TPH IV, Inc.
TPH V, Inc.
TPH VI, Inc.
Interstate Theatre Holdings, Inc.
CNMK Brasil Investments, Inc.
CNMK Texas Properties, Ltd.

MEXICO
Cinemark de Mexico, S.A. de C.V.
Servicios Cinemark, S.A. de C.V.
Cinemark del Norte, S.A. de C.V.
Inmobilaria Cinemark S.A. de C.V.
Cinemark Holdings Mexico S. de R.L. de C.V.

CHILE
Cinemark Chile S.A.
Inversiones Cinemark S.A.
Worldwide Invest, Inc.

TAIWAN
Cinemark-Core Pacific, Ltd.


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UNITED KINGDOM
Cinemark Theatres U.K., Limited

BRASIL
Cinemark Brasil S.A.
Cinemark Empreendimentos Participacoes Ltda

CANADA
Cinemark Theatres Canada, Inc.
Cinemark Holdings Canada, Inc.
Canada Theatre Holdings, Inc.

ECUADOR
Cinemark del Ecuador S.A.

PERU
Cinemark del Peru SRL

ARGENTINA
Cinemark Argentina, S.A.
Cinemark Rio de la Plata Associates S.R.L.
Prodecine S.A. de C.V. (Survivor of merger with Cinemark Investments Argentina as of 12/31/99)
Bulness 2215, S.A.

CENTRAL AMERICA
Cinemark Panama, S.A.
Cinemark Equity Holdings Corporation (BVI)
Cinemark Nicaragua y Cia, Ltda.
Cinemark Honduras S. de R.L.
Cinemark Costa Rica S.R.L.
Cinemark El Salvador Ltda. de C.V.

COLOMBIA
Cinemark Colombia S.A.

SPAIN
Cinemark Holdings Spain, S.L.

GERMANY
Cinemark Germany GmbH


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